Exhibit 10.5

STATE OF GEORGIA

COUNTY OF FULTON:

RENTAL AGREEMENT

THIS RENTAL AGREEMENT (hereinafter referred to as “Agreement”), is made and entered into as of this August 17, 2005, (hereinafter referred to as the “Effective Date”), by and between Georgia Advanced Technology Ventures, (hereinafter referred to as “Landlord”), whose address for purposes of this Agreement is 75 Fifth Street, NW, Atlanta, Georgia 30308 and, CardioMems, Inc, (hereinafter referred to as “Tenant”), whose address for purposes of this Agreement is 75 Fifth Street NW, Atlanta, GA 30308 suite 440.

WITNESSETH:

PREMISES

1.1	For and in consideration of the rental, terms, provisions and conditions hereinafter set forth to be kept and performed by Tenant, Landlord hereby rents unto Tenant, and Tenant hereby takes and hires from Landlord, upon the terms, provisions, and conditions hereinafter set forth, the following described real property (hereinafter referred to as “Premises”):

Suite – 440 5246 rentable square feet of office space

(Measured per BOMA standards based on an 18% common area factor)

in the building known as the ATDC Headquarters at Centergy One located at 75 Fifth Street, N.W., Atlanta, Georgia 30308. Tenant shall have reasonable access to restrooms, conference rooms, and loading dock facilities on a first-come, first-serve basis. A conference room calendar will be maintained on the ATDC Intranet site.

USE OF PREMISES

2.1	Tenant shall use the Premises solely for the purposes of the general office operations of CardioMems, Inc. Tenant must obtain the prior written approval of Landlord for any other use of the Premises. At Tenant’s own expense, Tenant shall promptly comply with all building code and other requirements of any local, state or federal law or regulation required by Tenant’s occupancy of the Premises.

2.2	Tenant shall not (i) use the Premises for any illegal purpose, nor for any purpose that is injurious to the health, safety, and welfare of the public or that may jeopardize Tenant’s insurance coverage of the Premises; or (ii) commit, or suffer to be committed, any waste in or on the Premises; or (iii) create or permit any nuisance in or on the Premises. Tenant hereby covenants to Landlord that no hazardous substances, as defined by any federal, state, or local law, will be used or generated on the Premises without prior written notice to Landlord and without strict compliance with all local, state, and federal laws and regulations regarding the same.

2.3	Tenant agrees to abide by all occupancy rules for Centergy One set forth by the building owner, TUFF ATDC, LLC and its assignees (Exhibit A).

RENTAL TERM

3.1	The Rental Term of this Agreement shall be ninety (90) days commencing on September 1, 2005.

3.2	Ten days prior to the expiration of the current term, the Rental Term shall be automatically renewed for an additional ninety (90) days unless termination notification is provide by the Landlord or by the Tenant at least ninety (90) days prior to the expiration to the current term.

3.3

3.4	At any point in the initial or subsequent Rental Terms, the Landlord may give 90 days notice of lease termination or Tenant may give 90 days notice of lease termination without penalty.

RENTAL

4.1	For and as rental for the Premises, Tenant agrees to pay Landlord, on or before the first day of each month during the initial and subsequent rental terms,, a Base Monthly Rental amount of $ 9836.25, calculated upon the following formula, and to keep and perform each and every provision of this Agreement required to be kept and performed by Tenant, each of which shall constitute rental for the Premises. The Base Monthly Rental amount may be increased during subsequent rental periods.

Base Monthly Rental = $ 22.50 per RSF per year x 5246 RSF of office space / 12 months

                                     = $ 9836.25

Additional furniture and wall at $2,271.55 per month. Total monthly rental amount of $12,107.80

4.2	Tenant shall pay to Landlord promptly all rent, and all other charges as provided by this Agreement, as the same become due and payable without offset, deduction, notice or demand. If such sums are not paid within five (5) days of the due date of such sum, Tenant shall pay to Landlord, as additional rent, a late charge equal to 1.5 percent of such overdue sum. If any check delivered by Tenant to Landlord is dishonored, Tenant shall pay to Landlord a charge equal to the maximum amount lawfully charged for dishonored checks. Any payment made by a dishonored check shall be deemed to be late. Returned checks may not be redeemed by a personal check, but must be redeemed by cash, cashier’s check, certified check or money order. All charges under this section 4.2 shall be deemed to constitute additional rent due and payable upon notice from Landlord to Tenant, and Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of rent.

4.3	Checks shall be made payable to Georgia Advanced Technology Ventures and shall be sent to the attention of the Facilities Manager, Georgia Advanced Technology Ventures, Suite 100, 75 Fifth Street, NW, Atlanta, GA 30308.

SECURITY DEPOSIT

5.1	As security for the full and faithful performance by Tenant of each and every one of its duties and obligations under this Agreement, Tenant agrees to deposit with Landlord, on the date hereof, and to maintain at all times with Landlord during the entire term of this Agreement, a security deposit equal to one month’s rental.

5.2	Upon default by Tenant of any of its obligations under this Agreement, not cured within fifteen (15) days of the date of such written notice of default, Landlord may use, apply or retain the whole or any part of the security deposit for the payment of any rent in default, or for any expenditure made by Landlord by reason of Tenant’s default of any of Tenant’s obligations of this Agreement, including, but not limited to, any damages or deficiency due to reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other reentry by Landlord. In the event Landlord uses, applies, or retains the whole or any part of Tenant’s security deposit, Tenant shall pay to Landlord immediately such amount that will fulfill Tenant’s obligation hereunder to maintain at all times a security deposit equal to one month’s rental.

5.3	If upon the termination of this Agreement, Tenant shall have kept all of its duties and obligations hereunder, Landlord shall return to Tenant all the security so deposited with Landlord.

PARKING

Additional parking spaces may be purchased as available from the Landlord. Parking fees are due and payable on the 1st of each month. The current rate for the Centergy One deck is $720.00 per year per space ($60.00 per month per space).

6.1.1	Tenant shall comply with all parking rules and regulations of the Centergy development and the Georgia Institute of Technology.

UTILITIES

7.1	Landlord shall be responsible for the payment of all utility bills for normal office use of the Premises by Tenant, including water, sewer, natural gas. Normal office use of electricity shall include use of computer terminals, desk calculators, and lab testing equipment using not more than 110 volts, 15 amps power. Landlord retains the option to meter separately or to estimate any utility usage in excess of normal office use, and Tenant shall be exclusively responsible for payment of the such excess usage. Tenant shall be solely responsible for obtaining, maintaining, and paying for telephone and data network service for the Premises.

7.2	Heating, ventilating and air conditioning systems shall be kept operating by Landlord during normal business hours Monday through Friday, 8 AM – 6 PM and Saturday, 8 AM - Noon. After hour HVAC is available; however, Tenant shall be responsible for additional energy use charges during after hour use. Charges will be set by Centergy Development.

7.3	Landlord shall provide a garbage receptacle and garbage pick-up at Landlord’s expense. Landlord shall provide janitorial service for the Premises.

8.1	Intentionally Blank

MAINTENANCE AND REPAIRS

9.1	Landlord agrees to maintain and keep in good repair the roof, foundations, and exterior walls of the building in which the Premises are located, and the structure of the walls surrounding the Premises, exclusive of any repairs made necessary by the actions of Tenant or Tenant’s agents, employees, or invitees.

9.2	Landlord warrants that the premises shall meet and remain current with all ADA Standards as of the commencement date of the lease through it’s Expiration and/or Extension.

9.3	Landlord gives to Tenant exclusive control of the Premises and shall not be required to supply any maintenance or repair to or for the Premises or to inspect the same. Tenant shall report promptly to Landlord all items that Tenant contends Landlord is under a duty to provide maintenance and repair.

9.4	Tenant shall not make improvements or alterations to the Premises without the prior express written consent of Landlord, which consent will not be unreasonably withheld. Any such improvements or alterations approved by Landlord must comply with all existing federal, state, and local laws and must be maintained and repaired by Tenant. Upon the expiration or termination of this Agreement, all improvements or additions placed in or erected on the Premises by Tenant, whether or not affixed or attached to the Premises, shall vest in and become the property of Landlord, without further notice, action taken, or instrument executed; provided, however, Tenant may remove all of Tenant’s personal property from the Premises on or before the expiration or termination of this Agreement. Tenant shall repair all damage to the Premises resulting from the removal of Tenant’s personal property. Tenant agrees that all of Tenant’s personal property in or on the Premises is located there at Tenant’s risk and Landlord shall not be liable for any damage thereto or loss thereof.

9.5	Any property acquired by Tenant through Landlord or acquired by Landlord for the use of Tenant shall become and remain the property of Landlord and shall not be removed by Tenant, or its employees, agents, licensees, or invitees, from the Premises.

9.6.1	Landlord’s obligations under this paragraph 9 are subject to reduction depending upon the availability of funds appropriated for the purposes herein.

INSPECTION

10.1	Tenant shall permit Landlord, its agents and employees, without prior notice, to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises and making any necessary repairs or alterations to electrical wiring, heating and cooling systems, or plumbing, and other similar repairs and alterations.

INSURANCE AND INDEMNITY

11.1	Indemnification Agreement:

Tenant hereby waives, releases, relinquishes, discharges and agrees to indemnify, protect, save harmless, Georgia Advanced Technology Ventures, Inc., the University System of Georgia and Board of Regents, the State of Georgia and its departments, agencies and instrumentalities (including the State Tort Claims Trust Fund, the State Authority Liability Trust Fund, the State Employee Broad Form Liability Fund, the State Insurance and Hazard Reserve Fund, and other self insured funds, hereinafter collectively referred to as the “Fund”) and all of their respective officers, employees, directors and agents (hereinafter collectively referred to as the “Indemnitees”) of and from any and all claims, demands, liabilities, losses, costs or expenses for any loss including but not limited to bodily injury (including death), personal injury, property damage, expenses, and attorneys’ fees, caused by, growing out of, or otherwise happening in connection with this contact, due to any act or omission (whether intentional or negligent) on the part of the Tenant, it’s agents, employees or others working at the direction of Tenant or on its behalf, or due to any breach of this contract by the Tenant, or due to the application or violation of any pertinent Federal, State, or local law, rule or regulation. This indemnification extends to the successors and assigns of the Tenant, and this indemnification survives the termination of the contract and the dissolution or, to the extent allowed by law, the bankruptcy of the Tenant. If and to the extent such damage or loss (including costs and expenses as covered by this indemnification is covered by the Fund established and maintained by the State of Georgia Department of Administrative Services (DOAS), the Tenant agrees to reimburse the Fund for such monies paid out of the Fund.

11.1.1	This indemnification applies whether: (a) the activities involve third parties or employees or agents of the Tenant or of the Indemnitees.

11.1.2	This indemnification does not apply to the extent of the sole negligence of the Indemnitees. This indemnification is subject to an overall limitation of $1,000,000.00 so long as the insurance required in Section 11.2.2(a) is in full force and effect.

11.1.3	To the full extent permitted by the Constitution and the laws of the State of Georgia and the terms of the Fund, the Tenant and its insurers waive any right of subrogation against the Indemnitees, the Fund and insurers participating thereunder, to the full extent of this indemnification.

11.2	Insurance Requirements:

11.2.1	Insurance Certificates. The Tenant shall procure the insurance policies identified below at the Tenant’s own expense and shall furnish the Landlord an insurance certificate listing the agency as the certificate holder. The insurance certificate must document that the liability insurance coverage purchased by the Tenant includes contractual liability coverage to insure the indemnity agreement as stated. In addition, the insurance certificate must provide the following:

(a) Name and address of authorized agent

(b) Name and address of insured

(c) Name of insurance company

(d) Description of coverage in standard terminology

(e) Policy name

(f) Policy number

(g) Limits of liability

(h) Name and address of Landlord as certificate holder

(i) Acknowledgment of notice of cancellation to Landlord

(j) Signature of authorized agent

(k) Telephone number of authorized agent

(l) Details of special policy exclusions in comments section of Certificate

11.2.2	Insurance Coverages. The Tenant also agrees to purchase and have the authorized agent state on the insurance certificate that the following types of insurance coverages, issued pursuant to O.C.G.A. Section 50-21-37, have been purchased by the Tenant:

(a) Commercial General Liability Insurance Policy (CGL). Tenant shall procure and maintain a primary Commercial General Liability Insurance Policy, including products and completed operation liability and contractual liability coverage, with limits of not less than $1,000,000 per person and $1,000,000 per occurrence covering bodily injury, property damage liability and personal injury. The policy or policies shall name the officers, agents, and employees of the Board of Regents as additional insureds, but only with respect to claims which are not covered by the Georgia Tort Claims act, O.C.G.A. Section 50-21-20 et seq. The CGL policy must provide primary limits over any other liability policy provided by the State for any claims not covered by the Georgia Tort Claims Act. However, the CGL policy must indemnify the State for any claims covered by the Georgia Tort Claims Act. The policy of policies must be on an “occurrence” basis unless waived by the State. The CGL policy shall include contractual liability coverage, which shall be endorsed to state that indemnity obligations specified in this agreement are insured by the carrier. The CGL policy purchased by the Tenant must be issued by a company authorized to conduct business in the State of Georgia or by a company acceptable to the State if the company is an alien insurer. The CGL policy must be endorsed to include separate aggregate limits per project.

(b) Tenant is responsible for insuring at its sole expense its own property which may be brought upon the Premises, and subtenant shall be responsible for insuring any of their property brought upon the Premises.

DESTRUCTION OR DAMAGE TO PREMISES

12.1	If the Premises are totally destroyed or rendered untenantable by storm, fire, earthquake, hurricane, or other natural catastrophe, this Agreement shall terminate as of the date of such total destruction or untenantability, with no obligation of Landlord to rebuild or provide other rental premises for Tenant. Any rental or other obligations accrued by or to the parties to this Agreement shall be accounted for between Landlord and Tenant as of the date when the Premises were destroyed or rendered untenantable.

12.2	If the Premises are partially destroyed or rendered partially untenantable by storm, fire, earthquake, hurricane, or other natural catastrophe, Tenant shall have the option to elect either to terminate this Agreement by written notice to Landlord in accordance with Paragraph 24 or to continue this Agreement in force with an appropriate abatement of rent and without obligation of Landlord to repair, restore, or rebuild the Premises at any time, even if Tenant elects to continue this Agreement. The Premises shall be considered partially destroyed or rendered partially untenantable when at least ten per cent (10%) but less than one hundred per cent (100%) of the Premises are destroyed or rendered untenantable.

TRANSFER, SUBLETTING AND ASSIGNMENT

13.	Tenant shall not transfer, assign, or sublet this Agreement or any right or privilege of Tenant under this Agreement without the prior, express, written consent of Landlord. Landlord, in its sole discretion, may withhold or refuse to give its consent to any proposed transfer, subletting, or assignment and to any proposed use or occupancy by any party other than Tenant. Any transfer, subletting, or assignment without the prior, express, written consent of Landlord shall be void and shall, at the option of Landlord terminate this Agreement. Landlord’s consent to one transfer, subletting, assignment, use or occupancy of the Premises by a party other than Tenant shall not constitute a waiver of Landlord’s rights in this Paragraph, and each subsequent transfer, subletting, assignment, use or occupancy of the Premises by a party other than Tenant shall require Landlord’s consent in accordance with this Paragraph.

DEFAULT

14.1	If Tenant defaults in the payment of monetary rental or any other monetary obligation to Landlord and remains in default for ten (10) calendar days after the date of service of notice of such default by Landlord on Tenant; or if Tenant defaults in the performance of any other covenant or provision of this Agreement required to be complied with by Tenant and remains in default for thirty (30) calendar days after the date of service of notice of such default by Landlord on Tenant; or if Tenant defaults in the payment of any monetary obligation to Landlord’s cooperative organization, the Georgia Tech Research Corporation (hereinafter referred to as “GTRC”), including without limitation the L-Account Agreement between Tenant and GTRC, and remains in default for ten (10) calendar days after the date of service of notice of such default by GTRC; then, in any such event, Landlord may at once terminate this Agreement by written notice to Tenant.

14.2	Upon such termination, Tenant shall surrender the Premises to Landlord and remove all personal property from the same and, without requiring legal action to be taken by Landlord, Landlord may enter in and upon the Premises and take immediate possession and control of the Premises to the complete exclusion of Tenant. Landlord’s failure to exercise its rights after one or more defaults of Tenant shall not be construed as a waiver of Landlord’s rights upon any subsequent default.

EXTERIOR SIGNS

15.1	Tenant shall not place signs or displays off the Premises, including the roof, exterior doors, and exterior walls of the building in which the Premises are located, or in the windows of the Premises without the prior, express, written consent of Landlord, which consent will not be unreasonably withheld.

FIXTURES AND PERSONAL PROPERTY

16.1	Tenant may install and operate in and on the Premises such fixtures and personal property as is required for Tenant’s permitted use of the Premises, subject to the prior, express, written approval of Landlord.

ENTRY OF LANDLORD FOR RELETTING

17.1	During the thirty (30) day period immediately preceding the termination of this Agreement, Landlord may enter the Premises at any time to show the Premises to prospective tenants.

NO ESTATE

18.1	This Agreement shall create the relationship of landlord and tenant, otherwise known as a usufruct, and no estate shall pass from landlord. Tenant’s interest in this rental agreement is not subject to levy and sale.

TERMINATION AND HOLDING OVER

19.1	Tenant shall vacate the Premises promptly upon termination of this Agreement. Any holding over or continued use or occupancy of the Premises by Tenant after termination of this Agreement without the express written consent of Landlord shall not constitute a Tenancy-At-Will, but Tenant shall be a Tenant-At-Sufferance and shall be required to vacate the Premises immediately without notice. There shall be no renewal or extension of the term of this Agreement by operation of law. Tenant agrees that the provisions of O.C.G.A. §44-7-50 et. seq. shall apply, permitting summary dispossession.

19.2	Upon any such termination, Tenant shall surrender the Premises to Landlord and remove all personal property from the same and, without requiring legal action to be taken by Landlord, Landlord may enter in and upon the Premises and take immediate possession and control of the Premises to the complete exclusion of Tenant.

19.3	Tenant agrees to return the premises to the Landlord upon the expiration or termination of this rental agreement in as good condition and repair as when first received; normal wear and tear, excepted.

NO ABANDONMENT

20.1	Tenant shall occupy the Premises continuously throughout the term of this Agreement and shall not for any cause whatsoever, unless otherwise specifically permitted under this Agreement, desert, surrender, abandon, or cease operation of the Premises during the term of this Agreement.

RIGHTS CUMULATIVE

21.1	All rights, powers, and privileges conferred by this Agreement shall be cumulative and not restrictive of those rights, powers, and privileges conferred by law.

ATTORNEYS FEES

22.1	In the event Landlord uses the services of an attorney to collect any monetary amounts required under this Agreement, Tenant shall pay ten percent (10%) of such amount in addition as attorney’s fees.

NO WAIVER

23.1	No failure of Landlord to exercise any right or power given to Landlord under this Agreement, or to insist upon strict compliance by Tenant with the provisions of this Agreement, and no custom or practice of Landlord or Tenant at variance with the provisions of this Agreement, nor acceptance by Landlord of rent or any other payments from any person other than Tenant, shall constitute a waiver of Landlord’s right to demand exact and strict compliance by Tenant with the terms and conditions of this Agreement.

TENANT BUSINESS RECORDS

24.1	Not required.

NOTICES

25.1	All notices and other communications, hereinafter collectively referred to as “notices,” required by this Agreement to be secured from or given by either party to the other party shall be in writing and the original of said notice shall be delivered either: (a) by hand delivery to the recipient party at such party’s address; or

(b) sent by United States Certified Mail - Return Receipt Requested, postage prepaid and addressed to the recipient party at such party’s address. If sent by United States Certified Mail - Return Receipt Requested, the sender of the notice shall “show to whom, date and address of delivery” of said notice on the returned receipt. The day upon which such notice is hand delivered or so mailed shall be deemed the date of service of such notice. Any notice, so hand delivered or mailed, the text of which is reasonably calculated to apprise the recipient party of the substance thereof, shall be deemed sufficient under this Agreement. Either party hereto, by proper notice, may at any time and any number of times designate a different address to which notices to said party shall be given.

To Landlord:	To Tenant:

Georgia Advanced Technology Ventures 75 Fifth Street, NW Suite 100 Atlanta, Georgia 30308 Attn: General Manager	CardioMems, Inc 75 Fifth Street, NW Suite 440 Atlanta, Georgia 30308

TIME IS OF ESSENCE

26.1	Time is of the essence of this Agreement. All time limits stated herein are likewise of the essence.

ENTIRE AGREEMENT

27.1	This Agreement constitutes the full, complete and entire agreement between Landlord and Tenant; no agent, employee, officer or representative of Landlord or Tenant has authority to make, or has made, any statement, agreement, representation or contemporaneous agreement, oral or written, in connection herewith modifying, adding to, or changing the covenants, terms and provisions of this Agreement. No modification or amendment of this Agreement shall be binding unless such modification or amendment is in writing, signed by Landlord and Tenant, and by reference incorporated into this Agreement.

GOVERNING LAW

28.1	This Agreement shall be governed by, construed under, and performed and enforced in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, Landlord and Tenant, acting by and through their duly authorized representatives, have caused these presents to be signed, sealed, and delivered all as of the date hereof.

LANDLORD
Georgia Advanced Technology Ventures

BY:
Business Operations Manager

TENANT
/s/ Sandeep Yadav
Name:	Yadav
Title:	CFO
Date:	10-20-05

(Corporate Seal Affixed Here)

Signed, sealed, and delivered

as to Landlord in the presence of:

Official Witness, Notary Public     Date

My Commission Expires:

(Notary Public Seal Affixed Here)

GUARANTY

On this 20th day of Oct 2005, in consideration of Landlord’s agreement to enter into the above Rental Agreement with Tenant and in recognition of Landlord’s unwillingness to enter into the Rental Agreement without this Guaranty, the undersigned Guarantor guaranties the payment of rent and performance by Tenant, Tenant’s heirs, executors, administrators, successors, or assigns of all covenants and agreements of the above Rental Agreement.

GUARANTOR

/s/ Sandeep Yadav
Name:	Yadav
Title:	CFO
Date:	10-20-05

Signed, sealed, and delivered

as to Landlord in the presence of:

Official Witness, Notary Public      Date

My Commission Expires:

(Notary Public Seal Affixed Here)

EXHIBIT A

Rules and Regulations

1. The sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs, samples of which are on display in Landlord’s Rental office. Signs on doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers reasonably approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, if caused by it or its agents, employees, contractors, licensees or invitees.

6. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No bicycles, vehicles or animals (except Seeing Eye dogs) of any kind shall be brought into or keep in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. Tenant shall not cause or permit any unreasonably unusual or objectionable odors to be produced upon or permeate from the Premises.

8. No space in the Building shall be used for manufacturing or distribution, or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

9. Tenant shall not make, or permit to be made, any unseemly or unreasonably disturbing noises or unreasonably disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way.

10. Neither Tenant, nor any of Tenant’s agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters or bring or keep upon the Premises flammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business offices. No offensive gases or liquids will be permitted.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written reasonable approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable cost thereof.

12. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord or its agent may reasonably determine from time to time. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures reasonably required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13. Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without having obtained Landlord’s express written approval thereof in each instance.

14. Landlord shall have the right to prohibit advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building at all times, other than business hours, all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17. The requirements of Tenant will be attended to only upon application at the management office for the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

18. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

19. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

20. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials certification of the materials’ fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

21. Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with passkeys into the offices) for the purpose of cleaning or taking charge of the Premises. It is understood and agreed that except to the extent proven to be caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or for any damage done to furniture or other effects of any tenant by the janitor or any of its employees.

22. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant’s expense under the reasonable direction and to the reasonable satisfaction of Landlord, and shall be left whole and in good repair.

23. Landlord will post on the Building directories three names only for Tenant at no charge. All additional names which Tenant shall desire put upon said directories must be first reasonably consented to by Landlord, and if so approved, a reasonable charge to Tenant will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

24. Landlord reserves all vending rights for the Building as a whole. Tenant reserves vending rights with respect to its operations within the Premises.

25. Landlord reserves the right to modify or delete any of the foregoing Rules and Regulations and to make such other and reasonable rules and regulations as in its reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Centergy development, and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules and Regulations by other tenants, but Landlord shall not discriminate in its enforcement of these Rules and Regulations.

26. Parking facilities supplied by Landlord for Tenant, if any, shall be used by vehicles that may occupy a standard parking area only. Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking of any vehicle regardless of size.

27. The Building shall be a smoke-free environment, and Tenant’s employees, agents, contractors, licensees and invitees shall refrain from smoking in the Premises, the common areas of the Building, or on the Building grounds, except in those areas, if any designated by Landlord as smoking areas.

28. Tenant shall not install any wireless access points within or outside their leased area without written permission from the landlord.

[ATDC LETTERHEAD]

October 18, 2005

CardioMems, Inc.

75 Fifth Street, NW

Atlanta, GA 30332

Dear CardioMems, Inc

This letter will serve as Lease Amendment 1 to your existing lease dated June 1, 2005.

Commencing October 10, 2005, CardioMems, Inc, continued to occupy suite 440 (5246 rentable square feet of office space), and acquired and occupied suite 460 (1337 rentable square feet of office space) at 75 Fifth Street, NW, Atlanta, GA 30308

Base Monthly rental rate is $12,343.12

($22.50 per RSF per year).

Please make your check payable to Georgia Advanced Technology Ventures (GATV)

Your signature will serve as your agreement. If there are any questions, please feel free to contact me at 894-0331.

Sincerely,

/s/ Beverly D. Hutchinson
Beverly D. Hutchinson
Administrative Manager

/s/ Sandeep Yadav
Guarantor Signature

Date:

[ATDC LETTERHEAD]

March 6, 2006

CardioMems, Inc

75 Fifth Street, NW

Atlanta, GA 30308

Dear Mr. Yadav,

This letter will serve as Lease Amendment Number 3 to your existing lease dated October 18, 2005

Commencing April 1, 2006, CardioMems will continue to occupy suites 440, 460 (6583 rentable square feet of office space), and acquire and occupy suites 325 (Venture Suite), 470 (2260 rentable square feet of office space) on the date of completion of space preparation and readiness for occupancy, at 75 Fifth Street, NW, Atlanta, GA 30308.

Base Monthly rental rate for suites 440, 460, & 325 is $13,118.12

($22.50/RSF for suites 440 & 460, $775.00/Flat Rate for suite 325), additional furniture and wall $2271,55. Additional office $80.00 per office x 2 = $160.00

$24.50/RSF for suite 470 upon occupancy.

Furniture lease cost for suite 470 are to be determined. Parking rate is $720.00 for each permit per year at $60.00 per month.

Parking rate will increase to $720.00 per year per parking permit ($60.00) per month per space).

Please make your check payable to Georgia Advanced Technology Ventures (GATV)

Your signature will serve as your agreement. If there are any questions, please feel free to contact me at 894-0331.

Sincerely,

/s/ Beverly D. Hutchinson

Beverly D. Hutchinson

Administrative Manager

/s/ Sandeep Yadav

Guarantor Signature

Date: 03/15/2006

November 14, 2006

CardioMEMS, Inc.

75 Fifth Street, NW

Suite 440

Atlanta, GA 30308

Dear CardioMEMS,

This letter will serve as Lease Amendment Number 4 to your existing lease dated October 18, 2005.

Commencing November 14, 2006, CardioMEMS, Inc. will continue to occupy Suites 440 (5,246 RSF), 460 (1,337 RSF), 325 (Venture Suite), and 470 (2260 RSF), and will acquire and occupy Suite 333 (1,077 RSF) of office space at 75 Fifth Street, NW, Atlanta, GA 30308.

The total monthly charge for these suites is $23,198.59. Please see the chart below for a breakdown of the costs.

Suite #	RSF	Cost/RSF	Monthly Rent	Furniture Charge	Total Monthly Charge
325	VS	n/a	$775.00		$775.00
333	1077	$21.00	$1,884.75	$460 (7 desk sets at $60/month plus 2 bookcases at $15/month and 1 small lateral file cabinet at $10/month)	$2,344.75
440	5246	$22.50	$9,836.25	$2,271.55	$12,107.80
460	1337	$22.50	$2,506.88	$160 ($80/office for 2 offices	$2,666.88
470	2260	$24.50	$4,614.17	$690 ($600 for desks; 2 file cabinets @ $15/each & 6 small cabinets @ $10/each)	$5,304.17

				Total Monthly Charges	$23,198.59

The parking rate is $720.00 per year per parking permit. Please note the modifications to Section 6.1 of the CardioMEMS lease:

6.1

Landlord will provide 2.5 unreserved parking spaces per 1000 rentable square feet (leased) that the Tenant may lease at the current subsidized parking rate. Additional parking spaces may be leased as available from the Landlord at the full regular rate. Parking fees are due and payable on the 1st of each month. The current subsidized parking rate is $720.00 per year per space ($60.00 per month per space).

Please note the modification to 4.2 of the CardioMEMS lease:

4.2

If such sums are not paid within five (5) days of the due date, the Tenant shall pay to Landlord, as additional to rent, a late charge equal to 5% of such overdue sum.

Please make your check payable to Georgia Advance Technology Ventures (GATV).

Your signature will serve as your agreement. If there are any questions, please feel free to contact me at 404-894-0331. Thank you.

Sincerely,

Beverly D. Hutchinson

Administrative Manager

Guarantor Signature:                                                           Date: